UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 13, 2009

THE AMACORE GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-27889	59-3206480
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Maitland Promenade 1, 485 North Keller Road, Suite 450, Maitland Florida	32751
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (407) 805-8900

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Explanatory Note

On September 25, 2009, The Amacore Group, Inc., a Delaware corporation (the “Company”), filed a Current Report on Form 8-K (the “Funding Form 8-K”) with the Securities and Exchange Commission (the “SEC”) to report that the Company and Vicis Capital Master Fund (“Vicis”), the Company’s majority stockholder, entered into an oral agreement on September 21, 2009 with respect to the sale to Vicis of 600 shares of convertible preferred stock and a warrant to purchase an aggregate of 67,500,000 shares of the Compay’s Class A Common Stock (the “Investment”).  The Company disclosed that it anticipated that it would subsequently enter into a preferred stock purchase agreement and other related transaction documents (the “Transaction Documents”) with Vicis in connection with the Investment.  On November 13, 2009, the Company and Vicis entered into such Transaction Documents.  The Company is filing this Current Report on Form 8-K with the SEC to set forth the terms of the Transaction Documents and to report other matters that have occurred in connection with the Investment.

Forward-Looking Statements

Information contained in this Current Report on Form 8-K of the Company other than historical information, may be considered “forward-looking statements” that are subject to risks and uncertainties.  In some cases, you may identify forward-looking statements by words such as “may,” “should,” “plan,” “intend,” “potential,” “continue,” “believe,” “expect,” “predict,” “anticipate” and “estimate,” the negative of these words or other comparable words.  These statements are only predictions.  One should not place undue reliance on these forward-looking statements.  The forward-looking statements are qualified by their terms and/or important factors, many of which are outside the Company’s control, involve a number of risks, uncertainties and other factors that could cause actual results and events to differ materially from the statements made.  The forward-looking statements are based on the Company’s beliefs, assumptions and expectations, taking into account information currently available to the Company.  These beliefs, assumptions and expectations can change as a result of many possible events or factors, including those events and factors described in “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 filed with the SEC on March 31, 2009, not all of which are known to the Company.  If a change occurs, the Company’s business, financial condition, liquidity and results of operations may vary materially from those expressed in the aforementioned forward-looking statements.  The Company will update this forward-looking information only to the extent required under applicable securities laws.  Neither the Company nor any other person assumes responsibility for the accuracy or completeness of these forward-looking statements.

Item 1.01    Entry into a Material Definitive Agreement.

On November 13, 2009, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Vicis, pursuant to which it sold to Vicis 600 shares (the “Shares”) of its Series L Convertible Preferred Stock, par value $0.001 per share (the “Series L Preferred Stock”) and a warrant (the “Warrant”) to purchase 67,500,000 shares of its Class A Common Stock, par value $0.001 per share (the “Common Stock”) for an aggregate cash purchase price of $6.0 million.  As described in the Funding Form 8-K, the Company received the $6.0 million purchase price on September 21, 2009.  The Shares and Warrant were issued upon execution of the Purchase Agreement.  The Purchase Agreement includes representations and warranties and other provisions customary for a transaction of this nature.  The shares of Series L Preferred Stock are convertible into shares of Common Stock and have rights and preferences senior to certain other classes and series of the Company’s capital stock.

The Warrant first becomes exercisable on December 31, 2009 and expires on December 31, 2014.  The exercise price is $0.375 per share of Common Stock.  The Warrant also contains a cashless exercise feature and certain participation rights if the Company grants, issues or sells any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of common stock.  The exercise price is subject to adjustment upon certain events, such as stock splits, combinations, dividends, distributions, reclassifications, merger or other corporate change and dilutive issuances.

In connection with the Purchase Agreement, the Company and Vicis also entered into a Registration Rights Agreement, which grants to Vicis certain “piggyback” registration rights with respect to the shares of Common Stock issuable upon conversion of the Shares and upon exercise of the Warrant, and also covers certain other shares of the Company’s Common Stock that may be issued to Vicis in connection with a reclassification, recapitalization, merger, consolidation or other reorganization of the Company. In addition, the Company agreed that: (i) if a registration statement has not been filed with and declared effective by the SEC at least 90 days prior to July 15, 2011; or (ii) if after the registration statement has been declared effective, it ceases to remain effective at any time prior to the 9 month anniversary of the effectiveness date, the Company will pay to Vicis an amount equal to 2.0% of the aggregate stated value of the Shares then held by Vicis for each calendar month or portion thereof thereafter until the applicable event has been cured.

In connection with the Investment, Vicis agreed to waive any anti-dilution rights it held as a result of its ownership of nine warrants to purchase shares of Common Stock and shares of Series G Convertible Preferred Stock, Series H Convertible Preferred Stock, Series I Convertible Preferred Stock and Series L Convertible Preferred Stock it holds.

As a result of these transactions, Vicis now owns 891,306,950 shares of the issued and outstanding shares of Common Stock, 1,200 shares of Series G Convertible Preferred Stock convertible into 436,363,636 shares of Common Stock, 400 shares of Series H Convertible Preferred Stock convertible into 145,454,545 shares of Common Stock, 1,650 shares of Series I Convertible Preferred Stock convertible into 600,000,000 shares of Common Stock, 450 shares of Series L Convertible Preferred Stock convertible into 450,000,000  shares of Common Stock and warrants to purchase 349,150,000 shares of Common Stock.  Presently, the Company’s Certificate of Incorporation authorize the Company to issue only up to 1,360,000 shares of Common Stock.  As such, the Company cannot issue all of the shares of Common Stock which Vicis has the right to acquire.  Accordingly, the Company is in violation of the provisions of various agreements between the Company and Vicis requiring the Company to have a sufficient number of shares of Common Stock reserved and available to issue to Vicis in the event Vicis exercises any right to convert into Common Stock shares of Company preferred stock it holds or exercises any warrant to purchase Company Common Stock it holds.

In addition to the foregoing, in connection with the Investment, the Warrant to Purchase Common Stock issued to Vicis by the Company on June 29, 2009 was amended to delete from the warrant provisions allowing Vicis to require the Company to redeem the warrant in the event of a change of control, subject to certain conditions and to provide that the warrant may not be exercised prior to December 31, 2009.

The foregoing summary is not intended to be complete and is qualified in its entirety by reference to the Purchase Agreement, Warrant Registration Rights Agreement and First Amendment to Warrant, attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively.

Item 3.02    Unregistered Sales of Equity Securities.

The information contained in Item 1.01 above and Item 5.03 below is incorporated herein by reference in response to this Item 3.02.  The Shares and Warrant were offered and sold to Vicis in a private placement transaction in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.  The Company based such reliance on certain representations made by Vicis to the Company including that Vicis is an accredited investor as defined in Rule 501 of Regulation D.

Item 3.03    Material Modification to Rights of Security Holders.

The information contained in Item 5.03 below is incorporated herein by reference in response to this Item 3.03.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change In Fiscal Year.

On November 13, 2009, the Company filed with the Delaware Secretary of State an Amended and Restated Certificate of Designation of Series L Convertible Preferred Stock solely to increase the number of shares designated as Series L Convertible Preferred Stock from designating 450 shares to 1,050 shares.  The Amended and Restated Certificate was approved and adopted by the Board of Directors in accordance with the applicable provisions of the Delaware General Corporate Law and the Company’s Certificate of Incorporation.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
3.1	Amended and Restated Certificate of Designation of Series L Convertible Preferred Stock, filed with the Delaware Secretary of State on November 13, 2009.
10.1	Securities Purchase Agreement by and between The Amacore Group, Inc. and Vicis Capital Master Fund, dated November 13, 2009.*
10.2	Warrant to Purchase Shares of Class A Common Stock issued to Vicis Capital Master Fund, dated November 13, 2009.
10.3	Registration Rights Agreement by and between The Amacore Group, Inc. and Vicis Capital Master Fund, dated November 13, 2009.
10.4	First Amendment to Warrant by and between The Amacore Group, Inc. and Vicis Capital Mater Fund, dated November 13, 2009.
__________________________

* All schedules and similar attachments to the Securities Purchase Agreement have been omitted.  Copies of such schedules and similar attachments will be furnished supplementally to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 17, 2009

THE AMACORE GROUP, INC.

By:	/s/ Jay Shafer
Name: Jay Shafer
Title: Chief Executive Officer and Director

EXHIBIT INDEX

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
3.1	Amended and Restated Certificate of Designation of Series L Convertible Preferred Stock, filed with the Delaware Secretary of State on November 13, 2009.
10.1	Securities Purchase Agreement by and between The Amacore Group, Inc. and Vicis Capital Master Fund, dated November 13, 2009.*
10.2	Warrant to Purchase Shares of Class A Common Stock issued to Vicis Capital Master Fund, dated November 13, 2009.
10.3	Registration Rights Agreement by and between The Amacore Group, Inc. and Vicis Capital Master Fund, dated November 13, 2009.
10.4	First Amendment to Warrant by and between The Amacore Group, Inc. and Vicis Capital Mater Fund, dated November 13, 2009.
__________________________

* All schedules and similar attachments to the Securities Purchase Agreement have been omitted.  Copies of such schedules and similar attachments will be furnished supplementally to the SEC upon request.